Exhibit 99.1

Evolent Health Announces First Quarter 2021 Results

Washington, D.C., (May 5, 2021) – Evolent Health, Inc. (NYSE: EVH), a health care company that delivers proven clinical and administrative solutions to payers and providers, today announced financial results for the quarter ended March 31, 2021.

Highlights from the first quarter of 2021 announcement include:

Quarter ended March 31, 2021:

•GAAP revenue of $215.1 million.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(9.8) million.
•Achieved Adjusted EBITDA of $14.9 million.
•Lives on Full Platform of approximately 3.4 million and New Century Health Technology & Services Suite of 8.2 million, for a total of 11.6 million lives managed.

Additional announcements:
•Evolent announces new partnership with a leading network of risk-based primary care clinics, which will leverage New Century Health’s specialty care management services in oncology and cardiology.
•Evolent adds a new large health plan partner, which will leverage the Evolent Health Services’ full clinical technology platform and health plan administrative services.

Seth Blackley, Chief Executive Officer and Co-Founder of Evolent Health commented, “Overall, we’re pleased that we exceeded our key financial objectives for the quarter, and we are off to a strong start to the year. We are on track towards our target of mid-teens organic top-line growth and expanded margins as we utilize our value-based care solutions to improve the cost and quality of health care.”

Mr. Blackley commented, “In terms of new business objectives, we continue to see strong momentum in our pipeline, and that our solutions are increasingly in demand in the market, enabling continued strong organic growth. Payers and risk-bearing providers continue to select Evolent based on our state-of-the-art capabilities and ability to improve savings and outcomes with high-cost, high-risk members and patients. Today, we are excited to announce two new partnerships. First, New Century Health has entered into a partnership with a leading network of risk-based primary care clinics. New Century Health will provide medical oncology, radiation oncology and cardiology services to two markets and we anticipate go-lives for both geographies later this year. Second, Evolent Health Services has entered into a long-term partnership with a large health plan. We will provide our full clinical and administrative solutions to this partner across multiple markets starting in early 2022. Overall, we are excited about the addition of these partners and about our growth outlook across the year.”

Mr. Blackley concluded, “In summary, we are proud that Evolent’s quality and cost improving solutions were deployed across more than 11.6 million lives during Q1 and we are excited to continue to grow that reach. We continue to make progress and remain focused on our strategic plan of strong organic growth, expanding margins and optimal capital allocation. The overall progress against these strategic initiatives, in addition to our commitments to our partners, has increased our impact on the health of the communities we serve and sets us up well for the year ahead.”

Financial Results of Evolent Health, Inc.

In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See Financial Statement Presentation and Non-GAAP Financial Measures for more information.

Reported Results

Evolent Health, Inc. reported the following results in accordance with U.S. generally accepted accounting principles (“GAAP”):

•Revenue of $215.1 million and $221.2 million for the three months ended March 31, 2021 and 2020, respectively.
•Cost of revenue of $157.8 million and $175.6 million for the three months ended March 31, 2021 and 2020, respectively.
•Selling, general and administrative expenses of $58.6 million and $52.1 million for the three months ended March 31, 2021 and 2020, respectively.
•Net loss attributable to common shareholders of Evolent Health, Inc. of $(9.8) million and $(78.8) million for the three months ended March 31, 2021 and 2020, respectively.
•Loss attributable to common shareholders of Evolent Health, Inc., per basic and diluted share, of $(0.12) and $(0.93) for the three months ended March 31, 2021 and 2020, respectively.

Total cash and cash equivalents was $236.0 million as of March 31, 2021.

Adjusted Results

•Adjusted Cost of Revenue of $157.1 million and $172.5 million for the three months ended March 31, 2021 and 2020, respectively.
•Adjusted selling, general and administrative expenses of $43.0 million and $44.9 million for the three months ended March 31, 2021 and 2020, respectively.
•Adjusted EBITDA of $14.9 million and $3.9 million for the three months ended March 31, 2021 and 2020, respectively.
•Adjusted Loss Available to Common Shareholders of $(1.2) million and $(12.0) million for the three months ended March 31, 2021 and 2020, respectively.
•Adjusted Loss per Share Available to Common Shareholders of $(0.01) and $(0.14) for the three months ended March 31, 2021 and 2020, respectively.

Business Outlook
A reconciliation of forward looking Adjusted EBITDA to net loss attributable to common shareholders of Evolent Health, Inc., the most comparable GAAP financial measure, is provided in the "Guidance Reconciliation" table below.

Revenue for the year ending December 31, 2021 is expected to be in the range of approximately $845.0 million to $880.0 million. Adjusted EBITDA is expected to be in the range of approximately $42.0 million to $52.0 million.

For the three months ending June 30, 2021, revenue is expected to be in the range of approximately $210.0 million to $225.0 million. Adjusted EBITDA is expected to be in the range of approximately $10.0 million to $14.0 million.

This "Business Outlook" section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth below in "Forward Looking Statements - Cautionary Language" and Evolent Health, Inc.'s filings with the Securities and Exchange Commission ("SEC").

Web and Conference Call Information

As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 5, 2021, at 6:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join the "Evolent Health call." Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company's website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health

Evolent Health (NYSE: EVH) delivers proven clinical and administrative solutions that improve whole-person health while making health care simpler and more affordable. Our solutions encompass total cost of care management, specialty care management, and administrative simplification. Evolent serves a national base of leading payers and providers, is the first company to receive the National Committee for Quality Assurance's Population Health Program Accreditation, and is consistently recognized as a top place to work in health care nationally. Learn more about how Evolent is changing the way health care is delivered by visiting evolenthealth.com.

Contacts:

Chelsea Griffin
Investor Relations
919.817.8045
cgriffin@evolenthealth.com

Dan Paladino
Media Relations
571.306.3470
dpaladino@evolenthealth.com

Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Services Revenue, Adjusted Platform and Operations Services Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Total Operating Expenses, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, acquisition-related costs related to acquisitions and business combinations, securities offerings, discontinued operations and other one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures, which are also useful to investors, because they facilitate an understanding of our long term operational costs while removing the effect of costs that are not expected to reoccur frequently (e.g. acquisition-related costs) and non-cash (e.g. stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses. Adjustments for acquisition-related costs incurred generally represent professional service fees and direct expenses related to acquisitions. Because we do not acquire businesses on a predictable cycle, we do not consider the amount of acquisition-related costs to be a representative component of the day-to-day operating performance of our business.

Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through asset acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.

Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is further adjusted to exclude the impact of (gain) loss on disposal of assets and items arising from acquisitions and business combinations, such as changes in fair value of contingent consideration and indemnification assets.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures. Management uses Adjusted Total Operating Expenses and Adjusted Operating Income (Loss) because the removal of acquisition costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance, and believes these measures are useful to investors because they give investors insight into our core operating performance.

Adjusted EBITDA is defined as EBITDA (net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude equity method investment impairment, gain on the transfer of membership, loss on repayment of debt, gain (loss) from equity method investees, gain (loss) on disposal of assets and consolidation, changes in fair value of contingent consideration and indemnification asset, other income (expense), net, purchase accounting adjustments, repositioning cost, stock-based compensation expense, severance costs, amortization of contract cost assets, shareholder advisory services, acquisition-related costs and discontinued operations.

Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, one-time or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Common Shareholders is defined as earnings (loss) attributable to common shareholders adjusted to exclude income (loss) from equity method investees, other income (expense), net, gain on transfer of membership, loss on repayment of debt, loss on disposal of assets, impairment of equity method investees, changes in fair value of contingent consideration and indemnification assets, purchase accounting adjustments, repositioning costs, stock-based compensation expenses, severance costs, amortization of contract cost assets recorded as a result of a one-time ASC 606 transition adjustment, gain (loss) from discontinued operations, shareholder advisory services and acquisition-related costs.

Adjusted Earnings (Loss) per Share Available to Common Shareholders is defined as Adjusted Earnings (Loss) Available to Common Shareholders divided by Weighted-Average Common Shares, and reflects the adjustments made in those non-GAAP measures.
Management uses Adjusted Earnings (Loss) Available to Common Shareholders and Adjusted Earnings (Loss) per Share Available to Common Shareholders because excluding non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Lives on Platform

Lives on Full Platform are calculated by summing members on our value-based care and comprehensive health plan administrative platform, as well as members covered for oncology specialty care services and members covered for cardiology specialty care services. Lives on New Century Technology & Services Suite are calculated by summing members covered for oncology specialty care services and members covered for cardiology specialty care services for contracts under ASO arrangements. Members covered for more than one category are counted in each category. Management uses lives on Full Platform and lives on New Century Technology & Services Suite as supplemental performance measures because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance.

Evolent Health, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited, in thousands, except per share data)

	For the Three Months Ended March 31,
	2021	2020
Revenue
Transformation services	$345	$5,238
Platform and operations services	214,726	215,994
Total revenue	215,071	221,232

Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below)	157,832	175,629
Selling, general and administrative expenses	58,591	52,087
Depreciation and amortization expenses	15,187	15,978
Loss on disposal of assets	—	6,447
Change in fair value of contingent consideration and indemnification asset	(594)	(3,818)
Total operating expenses	231,016	246,323
Operating loss	(15,945)	(25,091)
Interest income	123	770
Interest expense	(6,337)	(6,281)
Impairment of equity method investments	—	(47,133)
Gain (loss) from equity method investees	7,783	(412)
Gain from transfer of membership	22,969	—
Loss on repayment of debt	(19,158)	—
Other expense, net	(14)	(70)
Loss from continuing operations before income taxes	(10,579)	(78,217)
Provision for income taxes	611	270
Loss from continuing operations	(11,190)	(78,487)
Gain (loss) from discontinued operations, net of tax (1)	1,383	(265)
Net loss	(9,807)	(78,752)
Net loss attributable to non-controlling interests	—	—
Net loss attributable to common shareholders of Evolent Health, Inc.	$(9,807)	$(78,752)

Loss per common share
Basic and diluted
Continuing operations	$(0.13)	$(0.93)
Discontinued operations	0.01	—
Basic and diluted loss per share attributable to common shareholders of Evolent Health, Inc.	$(0.12)	$(0.93)

Weighted-average common shares outstanding
Basic and diluted	84,670	84,793

Comprehensive loss
Net loss	$(9,807)	$(78,752)
Other comprehensive loss, net of taxes, related to:
Foreign currency translation adjustment	(31)	(153)
Total comprehensive loss	(9,838)	(78,905)
Total comprehensive loss attributable to non-controlling interests	—	—
Total comprehensive loss attributable to common shareholders of Evolent Health, Inc.	$(9,838)	$(78,905)
————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the three months ended March 31, 2021.

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$236,032	$319,002
Restricted cash	67,737	21,028
Total current assets	508,310	547,649
Intangible assets, net	259,420	264,992
Goodwill	349,022	349,029
Total assets	1,305,584	1,371,700

Accounts payable	78,574	31,975
Long-term debt, net of discount	202,132	263,343
Total liabilities	688,286	752,100

Total shareholders' equity attributable to Evolent Health, Inc.	617,298	619,600
Total liabilities and shareholders' equity (deficit)	1,305,584	1,371,700

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net cash and restricted cash provided by (used in) continuing operations
Net cash and restricted cash provided by (used in) operating activities	$(48,163)	(20,541)
Net cash and restricted cash used in investing activities	45,951	(10,807)
Net cash and restricted cash provided by (used in) financing activities	(55,584)	32,574
Effect of exchange rate on cash and cash equivalents and restricted cash	1	41
Net increase (decrease) in cash and cash equivalents and restricted cash	(57,795)	1,267
Cash and cash equivalents and restricted cash as of beginning-of-period (1)	361,564	128,531
Cash and cash equivalents and restricted cash as of end-of-period (1)	$303,769	129,798

Net cash and restricted cash provided by (used in) discontinued operations
Cash flows provided by (used in) operating activities	$5,002	$2,745
Cash flows provided by (used in) investing activities	(2,494)	(721)
————————
(1)As a result of the closing of the sale of True Health SPA, the consolidated statements of operations, consolidated balance sheets, and related financial information reflect the Company’s operations and assets and liabilities of True Health as discontinued operations for all periods presented. Cash flows and comprehensive income have not been adjusted and are included in the consolidated statements of cash flows and consolidated statements of comprehensive income (loss) for all periods presented.

Evolent Health, Inc.
Reconciliation of Adjusted Results of Operations
(in thousands, unaudited)

	For the Three Months Ended March 31, 2021			For the Three Months Ended March 31, 2020			Evolent Health, Inc. as Reported		Evolent Health, Inc. as Adjusted
	Evolent		Evolent	Evolent		Evolent
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation services	$345	$—	$345	$5,238	$—	$5,238	$(4,893)	(93.4)%	$(4,893)	(93.4)%
Platform and operations services (1)	214,726	—	214,726	215,994	—	215,994	(1,268)	(0.6)%	(1,268)	(0.6)%
Total revenue	215,071	—	215,071	221,232	—	221,232	(6,161)	(2.8)%	(6,161)	(2.8)%
Expenses
Cost of revenue (exclusive of depreciation and amortization expenses presented separately below) (1)	157,832	(689)	157,143	175,629	(3,153)	172,476	(17,797)	(10.1)%	(15,333)	(8.9)%
Selling, general and administrative expenses (2)	58,591	(15,570)	43,021	52,087	(7,207)	44,880	6,504	12.5%	(1,859)	(4.1)%
Depreciation and amortization expenses (3)	15,187	(5,906)	9,281	15,978	(5,867)	10,111	(791)	(5.0)%	(830)	(8.2)%
(Gain) loss on disposal of assets	—	—	—	6,447	(6,447)	—	(6,447)	(100.0)%	—	—%
Change in fair value of contingent consideration and indemnification asset	(594)	594	—	(3,818)	3,818	—	3,224	(84.4)%	—	—%
Total operating expenses	231,016	(21,571)	209,445	246,323	(18,856)	227,467	(15,307)	(6.2)%	(18,022)	(7.9)%
Operating income (loss)	$(15,945)	$21,571	$5,626	$(25,091)	$18,856	$(6,235)	$9,146	36.5%	$11,861	190.2%

Total operating expenses as a percentage of total revenue	107.4%		97.4%	111.3%		102.8%
————
(1)Adjustments to cost of revenue include $0.6 million and $0.4 million in stock-based compensation expense for the three months ended March 31, 2021 and 2020, respectively. The adjustments also include approximately $0.1 million and $0.4 million related to the amortization of contract cost assets recorded as a result of the one-time ASC 606 transition adjustment for the three months ended March 31, 2021 and 2020, respectively. Adjustments for the three months ended March 31, 2020 also include $2.4 million of severance costs.
(2)Adjustments to selling, general and administrative expenses include $3.1 million in stock-based compensation expense for the three months ended March 31, 2021 and 2020, respectively. Adjustments also include acquisition-related costs of $2.2 million and $0.4 million for the three months ended March 31, 2021 and 2020, respectively, resulting from acquisitions and business combinations. Adjustments for the three months ended March 31, 2021 include $5.3 million of repositioning costs and $5.0 million of strategy and shareholder advisory expenses. Adjustments for the three months ended March 31, 2020 includes $3.7 million of severance costs.
(3)Adjustments to depreciation and amortization expenses of approximately $5.9 million for both the three months ended March 31, 2021 and 2020 relate to amortization of intangible assets acquired via asset acquisitions and business combinations.

Evolent Health, Inc.
Segment Results
(in thousands, unaudited)

	Evolent Health Services	Clinical Solutions	Intersegment Eliminations	Subtotal	Corporate(1)	Consolidated
Revenue
For the Three Months Ended March 31, 2021
Transformation services	$345	$—	$—	$345	$—	$345
Platform and operations services	84,941	130,223	(438)	214,726		214,726
Total revenue	$85,286	$130,223	$(438)	$215,071	$—	$215,071

For the Three Months Ended March 31, 2020
Transformation services	$5,238	$—	$—	$5,238	$—	$5,238
Platform and operations services	91,790	124,872	(668)	215,994		215,994
Total revenue	$97,028	$124,872	$(668)	$221,232	$—	$221,232

	Evolent Health Services	Clinical Solutions	Subtotal	Corporate (1)	Segments Total
For the Three Months Ended March 31, 2021
Adjusted EBITDA	$5,942	$15,976	$21,918	$(7,011)	$14,907

For the Three Months Ended March 31, 2020
Adjusted EBITDA	$4,768	$7,043	$11,811	$(7,935)	$3,876
————————
(1)Corporate includes various finance, human resources, legal, executive, and other corporate infrastructure expenses.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Loss
Attributable to Common Shareholders of Evolent Health, Inc.
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net loss attributable to common shareholders of Evolent Health, Inc.	$(9,807)	$(78,752)
Less:
Interest income	123	770
Interest expense	(6,337)	(6,281)
Benefit for income taxes	(611)	(270)
Depreciation and amortization expenses	(15,187)	(15,978)
EBITDA	12,205	(56,993)
Less:
Impairment of equity method investees	—	(47,133)
Gain on transfer of membership	22,969	—
Loss on repayment of debt	(19,158)	—
Gain (loss) from equity method investees	7,783	(412)
Gain (loss) on disposal of assets and consolidation	—	(6,447)
Change in fair value of contingent consideration and indemnification asset	594	3,818
Other expense, net	(14)	(70)
Repositioning costs	(5,380)	—
Stock-based compensation expense	(3,706)	(3,508)
Severance costs	(52)	(6,103)
Amortization of contract cost assets	(127)	(440)
Strategy and shareholder advisory expenses	(5,000)	—
Acquisition-related costs	(1,994)	(309)
Gain (loss) from discontinued operations (1)	1,383	(265)
Adjusted EBITDA	$14,907	$3,876
————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the three months ended March 31, 2021.

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Common
Shareholders to Net Loss Attributable to Common Shareholders
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2021	2020
Net Loss Attributable to Common Shareholders - Basic and Diluted (a)	$(9,807)	$(78,752)
Less:
Gain (loss) from equity method investees	7,783	(412)
Other expense, net	(14)	(70)
Gain on transfer of membership	22,969	—
Loss on repayment of debt	(19,158)	—
Loss on disposal of assets	—	(6,447)
Impairment of equity method Investees	—	(47,133)
Change in fair value of contingent consideration and indemnification asset	594	3,818
Purchase accounting adjustments	(5,906)	(5,867)
Repositioning costs	(5,380)	—
Stock-based compensation expense	(3,706)	(3,508)
Severance costs	(52)	(6,103)
Amortization of contract cost assets	(127)	(440)
(Gain) loss from discontinued operations (1)	1,383	(265)
Strategy and shareholder advisory expenses	(5,000)	—
Acquisition-related costs	(1,994)	(309)
Adjusted Loss Attributable to Common Shareholders (b)	$(1,199)	$(12,016)

Loss per Share Attributable to Common Shareholders - Basic and Diluted (a) (2)	$(0.12)	$(0.93)

Adjusted Loss per Share Available to Common Shareholders (b)	$(0.01)	$(0.14)

Weighted-average common shares - basic and diluted (2)	84,670	84,793
————————
(1)Includes $1.9 million gain on disposal of discontinued operations for the three months ended March 31, 2021.
(2)For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

Evolent Health, Inc.
Guidance Reconciliation
(in thousands, unaudited)

	For the Three Months Ended June 30, 2021	For the Year Ended December 31, 2021
Net loss attributable to common shareholders of Evolent Health, Inc.	$(13,987)	$(56,141)
Less:
Interest income	125	500
Interest expense	(6,200)	(25,000)
Income Tax Benefit (Expense)	—	(611)
Depreciation and amortization expenses	(15,000)	(60,000)
EBITDA	7,088	28,970
Less:
Gain from equity method investees	13	7,810
Gain on transfer of membership	—	22,969
Loss on repayment of debt	—	(19,158)
Change in fair value of contingent consideration and indemnification asset	—	594
Repositioning costs	(500)	(7,125)
Other income (expense), net	(50)	(500)
Stock-based compensation expense	(3,750)	(14,956)
Severance costs	—	(52)
Amortization of contract cost assets	(125)	(500)
Gain from discontinued operations	—	1,383
Shareholder advisory services	—	(5,000)
Acquisition-related costs	(500)	(3,495)
Adjusted EBITDA	$12,000	$47,000

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this report and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the closing of pending transactions and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•the significant portion of revenue we derive from our largest partners, and the potential loss, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate;
•evolution in the market for value-based care;
•uncertainty in the health care regulatory framework, including the potential impact of policy changes;
•our ability to offer new and innovative products and services;
•risks related to completed and future acquisitions, investments, alliances and joint ventures, including the acquisitions of Valence Health Inc., excluding Cicerone Health Solutions, Inc., Aldera Holdings, Inc., New Century Health, and Passport, which may be difficult to integrate, divert management resources, or result in unanticipated costs or dilute our stockholders;
•the financial benefits we expect to receive as a result of the sale of certain assets of Passport may not be realized;
•the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including governmental funding reductions and other policy changes, enrollment numbers for our partners’ plans, premium pricing reductions, selection bias in at-risk membership and the ability to control and, if necessary, reduce health care costs;
•risks relating to our ability to maintain profitability for our total cost of care and New Century Health’s performance-based contracts and products, including capitation and risk-bearing contracts;
•our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures;
•the potential negative impact of the COVID-19 pandemic and other public health emergencies;
•our ability to recover the significant upfront costs in our partner relationships;
•our ability to attract new partners and successfully capture new growth opportunities;
•the increasing number of risk-sharing arrangements we enter into with our partners;
•our ability to estimate the size of our target markets;
•our ability to maintain and enhance our reputation and brand recognition;
•consolidation in the health care industry;
•competition which could limit our ability to maintain or expand market share within our industry;
•risks related to governmental payer audits and actions, including whistleblower claims;
•our ability to partner with providers due to exclusivity provisions in our contracts;
•risks related to our offshore operations;
•our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements;
•our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;
•the impact of additional goodwill and intangible asset impairments on our results of operations;
•our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing;
•our ability to achieve profitability in the future;
•the impact of litigation, including the ongoing class action lawsuit;
•material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements;
•restrictions and penalties as a result of privacy and data protection laws;
•data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•restrictions and penalties as a result of privacy and data protection laws;
•adequate protection of our intellectual property, including trademarks;
•any alleged infringement, misappropriation or violation of third-party proprietary rights;
•our use of “open source” software;
•our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;
•our reliance on third parties and licensed technologies;
•our ability to use, disclose, de-identify or license data and to integrate third-party technologies;
•our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners;
•our reliance on third-party vendors to host and maintain our technology platform;
•our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;
•our ability to utilize benefits under the tax receivables agreement described herein;
•our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;
•the terms of agreements between us and certain of our pre-IPO investors;
•the conditional conversion features of the 2024 and 2025 convertible notes, which, if triggered, could require us to settle the 2024 or 2025 convertible notes in cash;
•the impact of the accounting method for convertible debt securities that may be settled in cash;
•the potential volatility of our Class A common stock price;
•the potential impact of our securities class action litigation;
•the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale;
•provisions in our second amended and restated certificate of incorporation and third amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;
•the ability of certain of our investors to compete with us without restrictions;
•provisions in our second amended and restated certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and
•our intention not to pay cash dividends on our Class A common stock.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our periodic reports and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this release.